Exhibit 99.1

SALARY.COM™ SETTLES LITIGATION WITH MERCER

All claims dismissed; no payments made by either party.

Mercer confirms Salary.com’s right to load Mercer surveys for customers into Survey Center® product

WALTHAM, Mass.—October 2, 2007 — Salary.com, Inc. (Nasdaq:SLRY), a leading provider of on-demand compensation management solutions, announced today that it has signed a settlement agreement with Mercer (US) Inc. which fully settles all ongoing litigation relating to the companies’ respective products and data, and releases each company from all claims by the other. No payments will be made by either party under the settlement agreement.

Under the terms of the agreement, Salary.com and Mercer each agreed to dismiss their claims against the other. As a result, both the action filed by Mercer against Salary.com in U.S. District Court for the Eastern District of New York and the action filed by Salary.com against Mercer in U.S. District Court for the District of Massachusetts will be dismissed.

As part of the settlement agreement, Mercer confirmed that customers which have purchased compensation surveys from Mercer have the right to use Salary.com’s Survey Center product to load and manage their Mercer surveys, as well as other third party surveys.

“We are very pleased to have reached this agreement with Mercer,” said Kent Plunkett, chief executive officer of Salary.com. “This has opened the way for what we hope will be a long and productive relationship between Salary.com and Mercer.”

The settlement agreement also provides for dispute resolution procedures to help prevent any future disruptions to either company’s business.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation management solutions helping businesses and individuals manage pay and performance. Salary.com provides companies of all sizes comprehensive on-demand software applications that are tightly integrated with its own proprietary compensation data sets, thereby automating the essential elements of the compensation management process and significantly improving the effectiveness of its client’s compensation spend. For more information, visit www.salary.com.

Forward Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning its future relationship with Mercer. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

(SLRY-F)

Media Contact:

David Close/Bill Keeler

Schwartz Communications

(781) 684-0770

Investor Contacts:

Kenneth S. Goldman, SVP & CFO

Salary.com, Inc.

(781) 464-7985

Garo Toomajanian

Integrated Corporate Relations

(781) 464-7340